EXHIBIT 99.1

Nanophase Reports Record Second Quarter 2020 Financial Results

Announces 32% Growth for Quarter, 20% Year-Over-Year, Doubling of Formulated Product Sales and YTD Profitability

ROMEOVILLE, Ill., Aug. 06, 2020 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, today reported financial results for the first quarter and six-month periods ended June 30, 2020.

“The current environment we are working through has offered opportunity along with the health challenges we all share. We have grown our Solésence business rapidly and, driven by Covid-19-related applications, our medical diagnostics materials are selling at a record pace. Looking at our three key business areas over the six month period, we have seen our Solésence and Advanced Materials businesses grow significantly, offset by a reduction in our Personal Care Ingredients business due to soft demand for sunscreens, which we believe to be influenced by the global reaction to Covid-19,” commented Jess Jankowski, President and CEO.

Second Quarter and YTD 2020 Financial Highlights

  Revenue for the second quarter was $4.3 million, vs. $3.3 million for the same period in 2019. Revenue for the six-month period was $8.4 million vs. $7.0 million for the same period in 2019.

For the six-month period of 2020:

- Solésence revenue was $2.8 million, up 120% from $1.3 million in 2019
- Advanced Materials revenue was $2.1 million, up 31% from $1.6 million in 2019
- Personal Care Ingredients revenue was $3.4 million, down 17% from $4.1 million in 2019

  Net income for the quarter was $0.5 million in 2020, or $0.01 per share, compared to a net loss of $0.6 million, or $0.02 per share, for 2019. Net income for the six-month period was $0.4 million in 2020, or $0.01 per share, compared to a net loss of $1.2 million, or $0.03 per share, for 2019. We note that the PPP funding we received in the second quarter of 2020 is recorded on the balance sheet as a liability and has not had any impact on our income statement to date.
  The Company finished the quarter with approximately $1.8 million in cash and cash equivalents.

Jankowski continued, ”The growth we are seeing in our Solésence business is exciting. Six clients make up 90% of the $2.8 million in first half revenue, with our two largest Solesence clients expected to exceed $1 million in revenue this year. Our Advanced Materials business has seen growth driven by the current expanded medical testing requirements related to the Covid-19 pandemic. Our material is used in a testing regime that is applicable to identifying a series of viruses, and while not predictable going forward, we believe this business will remain strong, even if not at current levels.”

Jankowski continued, “In terms of our expectations through 2020, we have reasonable visibility through November. We are expecting second half volume to remain strong compared to last year, driven by the continued expansion of our Solésence business and demand for our medical diagnostics materials, offset by diminished Personal Care Ingredients sales, which we believe has been impacted by both the Covid-19 pandemic and typical North American seasonality.

“Looking at our gross profits and bottom line growth, we can see the results of the operational and strategic changes we’ve made to our organization to reduce costs and increase efficiency. We expect these efforts to continue to improve our profitability over the next year.

“We continue to operate as an essential service, with our main concern being to protect our employees, their families, and our community during this disruption,” added Jankowski. “We continue to take necessary precautions, while manufacturing products that are critical to global Covid-19 testing, as well as skin health. We are both honored and proud to be able to contribute to our national public health, economic security, and safety through the materials we make for use in medical diagnostics.”

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, as well as providing solutions for medical diagnostic and industrial product applications. Using a platform of patented and proprietary integrated technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality engineered materials both as ingredients, and as part of fully formulated products, in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,”” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 30, 2020. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)

	June 30,	December 31,
ASSETS	2020	2019

Current assets:
Cash and cash equivalents	$1,773,322	$1,193,994
Trade accounts receivable, less allowance for doubtful accounts
of $9,000 on June 30, 2020 and on December 31, 2019	2,210,108	970,472
Inventories, net	2,457,441	2,553,620
Prepaid expenses and other current assets	560,792	266,587
Total current assets	7,001,663	4,984,673

Equipment and leasehold improvements, net	2,362,119	2,255,158
Operating lease right-of-use assets	2,003,839	2,118,883
Other assets, net	11,406	12,528
	$11,379,027	$9,371,242

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, bank	$500,000	$500,000
Line of credit, related party	1,488,759	223,871
Current portion of long-term debt, related party	500,000	500,000
Current portion of finance lease obligations	195,728	218,345
Current portion of operating lease obligations	392,690	356,949
Accounts payable	1,319,764	1,748,021
Current portion of deferred revenue	304,595	482,349
Accrued expenses	506,925	379,314
Total current liabilities	5,208,461	4,408,849

Long-term portion of finance lease obligations	194,179	287,660
Long-term portion of operating lease obligations	1,876,201	2,034,592
Long-term convertible loan, related party	963,467	829,721
PPP SBA Loan	951,600	-
Long-term portion of deferred revenue	-	92,750
Asset retirement obligations	210,238	206,221
Total long-term liabilities	4,195,685	3,450,944

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 55,000,000 shares authorized; 38,136,792 and 33,911,792
shares issued and outstanding on June 30, 2020 and December 31, 2019, respectively	381,368	381,368
Additional paid-in capital	101,984,959	101,886,411
Accumulated deficit	(100,391,446)	(100,756,330)
Total stockholders' equity	1,974,881	1,511,449
	$11,379,027	$9,371,242

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
Product revenue, net	$4,141,090	$3,257,175	$8,102,578	$6,753,908
Other revenue	194,321	36,310	272,230	294,708
Net revenue	4,335,411	3,293,485	8,374,808	7,048,616

Operating expense:
Cost of revenue	2,624,174	2,462,062	5,629,020	5,332,723
Gross profit	1,711,237	831,423	2,745,788	1,715,893

Research and development expense	358,294	485,321	730,904	961,848
Selling, general and administrative expense	698,199	943,571	1,403,807	1,821,054
Income/(Loss) from operations	654,744	(597,469)	611,077	(1,067,009)
Interest income	-	-	-	-
Interest expense	122,403	50,039	246,193	93,143
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	532,341	(647,508)	364,884	(1,160,152)
Provision for income taxes	-	-	-	-
Net income/(loss)	$532,341	$(647,508)	$364,884	$(1,160,152)

Net income/(loss) per basic shares	$0.01	$(0.02)	$0.01	$(0.03)

Weighted average number of basic common
shares outstanding	36,136,792	36,136,759	36,136,792	35,030,422

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
Product revenue, net	$4,141,090	$3,257,175	$8,102,578	$6,753,908
Other revenue	194,321	36,310	272,230	294,708
Net revenue	4,335,411	3,293,485	8,374,808	7,048,616

Operating expense:
Cost of revenue detail:
Depreciation	72,862	60,396	144,006	119,882
Non-Cash equity compensation	9,007	12,280	18,660	20,312
Other costs of revenue	2,542,305	2,389,386	5,466,354	5,192,529
Cost of revenue	2,624,174	2,462,062	5,629,020	5,332,723
Gross profit	1,711,237	831,423	2,745,788	1,715,893

Research and development expense detail:
Depreciation	10,499	12,444	21,176	24,449
Non-Cash equity compensation	14,274	11,979	28,867	26,392
Other research and development expense	333,521	460,898	680,861	911,007
Research and development expense	358,294	485,321	730,904	961,848

Selling, general and administrative expense detail:
Depreciation and amortization	5,034	5,350	10,154	10,789
Non-Cash equity compensation	23,734	33,907	51,021	68,668
Other selling, general and administrative expense	669,431	904,314	1,342,632	1,741,597
Selling, general and administrative expense	698,199	943,571	1,403,807	1,821,054
Income/(Loss) from operations	654,744	(597,469)	611,077	(1,067,009)
Interest income	-	-
Interest expense	122,403	50,039	246,193	93,143
Other, net	-	-
Income/(Loss) before provision for income taxes	532,341	(647,508)	364,884	(1,160,152)
Provision for income taxes	-	-	-	-
Net income/(loss)	$532,341	$(647,508)	$364,884	$(1,160,152)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	122,403	50,039	246,193	93,143
Addback Depreciation/Amortization	88,395	78,190	175,336	155,120
Addback Non-Cash Equity Compensation	47,015	58,166	98,548	115,372

Adjusted EBITDA	$790,154	$(461,113)	$884,961	$(796,517)

COMPANY CONTACT
Investor Relations
630-771-6700